                                   EXHIBIT A


                            STOCK PURCHASE AGREEMENT


                 THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 26th day of January, 1996 by and among HEARx Ltd., a Delaware corporation (the "Company"), Invemed Associates, Inc., a New York corporation ("Invemed") and the investors listed on Schedule A hereto (each, together with Invemed, an "Investor" and collectively the "Investors").

                 In consideration of the mutual promises made herein, the parties hereto agree as follows:

         1. Definitions. The following terms, as used herein, have the following meanings:

                 1.1 "Affiliate" means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

                 1.2 "Agreements" means this Agreement, the Registration Rights Agreement and the Sell Along Rights Agreement.

                 1.3 "Closing" means the consummation of the transaction contemplated by this Agreement, which shall occur simultaneously with the execution hereof.

                 1.4 "Common Stock" means the Common Stock, par value $0.10 per share, of the Company.

                 1.5 "Invemed Warrants" means warrants to purchase up to 2,250,000 shares of Common Stock at an exercise price of $0.63 per share, exercisable for a period of five years from the date of issuance, the form of which is attached hereto as Exhibit D.

                 1.6 "Investor Warrants" means Class A Warrants to purchase up to an aggregate of 10,909,090 shares of Common Stock at an exercise price of $0.55 per share, exercisable for a period of five years from the date of issuance, the form of which is attached hereto as Exhibit E-1; and Class B Warrants to purchase up to an aggregate of 4,000,000 shares of Common Stock at an exercise price of $0.55 per share, exercisable for a period of one year beginning on the fourth anniversary of the date of this Agreement and non-detachable from the 1996 Preferred Stock until exercisable, the form of which is attached hereto as Exhibit E-2.

                 1.7 "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

                 1.8 "Person" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

                 1.9 "1996 Preferred Stock" means the 1996 Senior Preferred Stock, par value $1.00 per share, of the Company, having the rights and preferences and subject to the terms and conditions stated in the Certificate of Designation, Preferences and Rights of 1996 Senior Preferred Stock of even date herewith, attached hereto as Exhibit A.

                 1.10 "Registration Rights Agreement" means the Registration Rights Agreement relating to the Common Stock issuable pursuant to the exercise of the Warrants, in the form attached hereto as Exhibit B, to be entered into as of the date hereof.

                 1.11     "SEC Filings" has the meaning set forth in Section
3.5.

                 1.12 "Securities" means the 1996 Preferred Stock, the Warrants and the Common Stock issuable upon the exercise of Warrants.

                 1.13 "Sell Along Rights Agreement" means the Sell Along Rights Agreement to be entered into pursuant to Section 6.2 hereof, in the form attached hereto as Exhibit C, to be entered into as of the date hereof.

                 1.14 "Warrants" means the Invemed Warrants and the Investor Warrants.

                 1.15 "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                 1.16 "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         2. Purchase and Sale of 1996 Preferred Stock and Warrants and Issuance of Invemed Warrants. Subject to the terms and conditions of this Agreement, the Investors hereby purchase and the Company hereby sells and issues to the Investors 6,000 shares of 1996 Preferred Stock and the Investor Warrants at an aggregate purchase price of $6,000,000, the receipt of which is hereby acknowledged. Furthermore, the Company hereby issues the Invemed Warrants to Invemed and the officers and employees of Invemed and the shareholders of Invemed's parent corporation, all as set forth in Schedule A hereto (each of whom, together with Invemed shall also be considered an

"Investor" for purposes of this Agreement), in consideration for services that have been provided by Invemed in connection with this transaction. The respective numbers of shares of Preferred Stock and shares underlying the Investor Warrants, and the consideration paid therefor, and the respective numbers of shares underlying Invemed Warrants with respect to each Investor is set forth in Schedule A.

         3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that:

                 3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted. The copies of the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and By- Laws, as amended (the "By-Laws") of the Company delivered to the Investors are true and complete and have not, since the respective dates of such Certificate of Incorporation, and By-Laws, been amended or repealed (except for the Certificate of Designations, Preferences and Rights of 1996 Senior Preferred Stock in the form set forth as Exhibit A to this Agreement which was not included therein and is filed concurrently herewith with the Secretary of State of the State of Delaware). The Company and each of its subsidiaries is duly qualified as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary unless the failure to so qualify would not have a Material Adverse Effect.

                 3.2 Authorization. All requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement and the Registration Rights Agreement, (ii) the performance of all obligations of the Company hereunder or thereunder and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities has been taken, and this Agreement and the Registration Rights Agreement constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms.

                 3.3      Valid Issuance; Fully Diluted Common Stock Before
Closing.

                          (i)       The authorized capital stock, and the
outstanding capital stock, of the Company consists, in each case immediately prior to the Closing, solely of the shares indicated in part 1 of Exhibit F to this Agreement. Immediately following the sale to the Investors at the Closing contemplated hereby, the authorized capital stock, and the outstanding capital stock, of the Company will consist in each case solely of the shares indicated in part 2 of Exhibit F to this Agreement. The voting powers, designations, preferences and relative, participating, optional and other rights of the 1996 Preferred Stock, and the qualifications, limitations or restrictions thereof are as fully set forth in Exhibit A to this Agreement. All of the outstanding shares of capital stock indicated in part 2 of Exhibit F are duly authorized and are fully paid and nonassessable and, assuming the representations of the Investors in Sections 4.3, 4.6 and 4.9 of this Agreement are correct, issued in compliance with all applicable securities laws. Except as set forth in part 3 of Exhibit F, no one is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. All necessary and appropriate waivers of stockholders with respect to the consummation of the transactions and the performance of the obligations of the Company contemplated hereby have been obtained, and the Company shall promptly obtain any necessary waivers not heretofore obtained. Except as disclosed in part 4 of Exhibit F to this Agreement, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, or to transfer any equity securities of any kind, and the Company and its subsidiaries do not have any present plan or intention to issue any equity securities of any kind, or to transfer any equity securities of any kind owned by them. Except as disclosed in part 5 of Exhibit F, the Company does not know of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities held by them. The Company has not agreed, and has no present intention, to register any of its securities under the Securities Act of 1933, as amended, except as provided in the agreements listed in part 6 of Exhibit F.

                          (ii)      The number of outstanding shares of Common
Stock immediately prior to the Closing, as indicated in part 1 of Exhibit F of this Agreement, plus the number of shares of Common Stock issuable pursuant to outstanding rights and agreements on a fully diluted basis immediately prior to the Closing, assuming the complete exercise or conversion of all rights to acquire capital stock of the Company until such rights and subsequent rights incident to exercise or conversion are fully exercised or converted for Common Stock, together represent less than 75 million shares of Common Stock immediately prior to the Closing.

                 3.4 Governmental Consents. The execution, delivery and performance by the Company of the Agreements require no action by or in respect of, or filing with, any governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws, which the Company undertakes to file within the applicable time periods.

                 3.5 Delivery of SEC Filings. The Company has delivered or made available to the Investors (i) its Annual Report on Form 10-K for its fiscal year ended December 31, 1994, (ii) its quarterly reports on Form 10-Q for each fiscal quarter subsequent to that fiscal year end, and (iii) any other documents filed with the Securities and Exchange Commission (the "SEC") since December 31, 1994 (collectively, the "SEC Filings").

                 3.6 Use of Proceeds. The proceeds of the sale of the Securities hereunder shall be used by the Company for the build-out and opening of hearing care centers in the New York area to comply with the Company's agreement with Oxford Healthcare, completion and installation of the Company's point-of-sale and database management system, retirement of debt listed in
Schedule 3.6 hereto and general corporate purposes.

                 3.7      No Material Adverse Change.  Except as set forth in
Schedule 3.7, since September 30, 1995, there has not been:

                          (i)       any change in the consolidated assets,
liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

                          (ii)      any declaration or payment of any dividend,
or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

                          (iii)     any material damage, destruction or loss,
whether or not covered by insurance to any assets or properties of the Company or any of its subsidiaries;

                          (iv)      any waiver by the Company or any of its
subsidiaries of a valuable right or of a material debt owed to it;

                          (v)       any satisfaction or discharge of any lien,
claim or encumbrance or payment of any obligation by the Company or any of its subsidiaries, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

                          (vi)      any material change or amendment to a
material contract or arrangement by which the Company or any of their subsidiaries or any of its assets or properties is bound or subject;

                          (vii)     any material change in any compensation
arrangement or agreement with any employee of the Company or any of its subsidiaries who now earns, or who would earn as a result of such change, in excess of $100,000 per annum or any other officer of the Company or any of its subsidiaries;

                          (viii)    any labor difficulties or labor union
organizing activities with respect to employees of the Company or any of its subsidiaries;

                          (ix)      any transaction entered into by the Company
or any of its subsidiaries other than in the ordinary course of business; or

                          (x)       any other event or condition of any
character which might have a Material Adverse Effect, which is not reflected in the SEC Filings.

                 3.8 SEC Filings; Material Contracts. (i) As of its filing date, each report filed by the Company with the SEC pursuant to the 1934 Act, complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                 (ii) Each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale or securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                 (iii) Except as listed in Schedule 3.8 hereto, there are no agreements or instruments currently in force and effect that constitute a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K) of the Company or that constitute a warrant, option, convertible security or other right, agreement or arrangement of any character under which the Company is or may be obligated to issue any equity security of any kind, or to transfer any equity security of any kind. The Company has delivered to the Investors prior to the Closing full and complete copies of all agreements indicated in Schedule 3.8 hereto.

                 3.9 Reservation of Shares. The Company has reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants, and such shares, when issued in accordance with the terms of the Warrants, will be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws.

                 3.10 Disclosures. No representation or warranty made under any Section hereof and no information furnished by the Company pursuant hereto, or in any other document delivered by the Company to an Investor or any authorized representative of an Investor, pursuant to the Agreements or in connection therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the respective statements contained herein or therein, in light of the circumstances under which the statements were made, not misleading.

                 3.11 Registration Rights. The registration rights granted to the Investors pursuant to the Registration Rights Agreement are at least as favorable to the Investors as those granted to any holder of any securities of the Company are to such holder.

                 3.12 No Breach, Violation or Default. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the issuance and sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation (assuming, for this purpose, that the representations of the Investors in Sections 4.3, 4.6 and 4.9 are correct) or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the Certificate of Incorporation or By- Laws of the Company or any such subsidiary.

                 3.13 Title to Properties. Except as disclosed in the SEC Filings, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

                 3.14 Certificates, Authorities and Permits. The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                 3.15 No Labor Disputes. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

                 3.16 Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "Intellectual Property Rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                 3.17 Environmental Matters. Neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                 3.18 Litigation. Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                 3.19 Financial Statements. The financial statements included in each SEC Filing present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and their consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles applied on a consistent basis.

                 3.20 Insurance Coverage. The Company and its subsidiaries maintain insurance coverage that is standard for comparably situated companies for the business being conducted, and properties owned or leased, by the Company and its subsidiaries.

         4. Representations and Warranties of the Investors. Each of the Investors hereby represents and warrants, as to itself only, to the Company that:

                 4.1 Organization and Existence. If such Investor is a corporation or partnership, such Investor is a validly existing corporation or partnership and has all requisite corporate or partnership power and authority to invest in the Securities of the Company pursuant to this Agreement.

                 4.2 Authorization. The execution, delivery and performance by such Investor of the Agreements have been duly authorized. Upon execution and delivery, the Agreements will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with such agreement's terms.

                 4.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for investment for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that subject to the following proviso, such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities; an Investor that is a corporate entity may distribute Securities to its executive officers, directors or shareholders or, in the case of Invemed, to its employees who are registered representatives under the 1934 Act; an Investor that is a partnership may distribute Securities to its partners; and Invemed may transfer Invemed Warrants to its designee to serve on the Company's Board of Directors.

                 4.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

                 4.5 Disclosure of Information. Such Investor has had an opportunity to ask questions and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.

                 4.6 Restricted Securities. Such Investor understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Investor represents that it understands the resale limitations imposed by the 1933 Act.

                 4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Investor further agrees (except as otherwise set forth in Section 4.3) not to make any disposition of all or any portion of the Securities unless and until:

                          (a)     There is then in effect a registration
statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                          (b)     (i)  Such Investor shall have notified the
Company of the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company and its counsel, that such disposition will not require registration of such shares under the 1933 Act. This subsection shall be inapplicable to dispositions made pursuant to Rule 144.

                 4.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends (until such time as the Securities may be freely transferred pursuant to Rule 144(k), at which time such legends shall be removed at the request of the Investor or its assignee):

                          (a)     "These securities have not been registered
under the Securities Act of 1933 (the "Act"). They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Act or an exemption from the registration requirements of the Act."

                          (b)     If required by the authorities of any state
in connection with the issuance of sale of the Securities, the legend required by such state authority.

                 4.9 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

                 4.10 Confidentiality. Such Investor shall maintain in confidence, and shall not use or disclose without the prior written consent of the Company, any information clearly marked "confidential" that is furnished to such Investor by the Company in connection with this Agreement. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no act or failure to act by such Investor that was not authorized in writing by the Company, or (b) lawfully disclosed to such Investor by a third party who possessed such information without any obligation of confidentiality to the Company.

                 4.11 Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of such Investor, threatened against or affecting, such Investor before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         4A.     Additional Representation and Warranty of Invemed.  Invemed
hereby represents and warrants that (i) it is a registered broker-dealer under the 1934 Act, and is similarly registered pursuant to the applicable securities laws in the states of California, Connecticut, Florida, Georgia, New Jersey, New York and Pennsylvania (the "Investor States"); (ii) Thomas L. Teague and G. Allen Mebane did not solicit any persons in connection with the offering of the Securities and are not receiving Invemed Warrants in connection with soliciting any persons in connection with the offering of the Securities; (iii) Kenneth G. Langone and Cristina H. Kepner are registered representatives with the National Association of Securities Dealers and hold similar qualifications in each of the Investor States; and (iv) Carlisle Jones is a registered representative with the National Association of Securities Dealers and holds similar qualifications in all of the Investor States other than Georgia, and did not solicit any Georgia residents in connection with the offering of the Securities.

         5. Registration Rights Agreement. The parties acknowledge and agree that part of the inducement for each Investor to enter into this Agreement is the Company's execution and delivery of the Registration Rights Agreement. The parties acknowledge and agree that simultaneously with the execution hereof, the Registration Rights Agreement is being duly executed and delivered by the parties thereto.

         6.      Other Covenants and Agreements.

                 6.1 Board of Directors Representation. The Company hereby agrees that for so long as Invemed or any of its executive officers or directors are the registered and beneficial owners of any Securities and prior to redemption of all outstanding 1996 Preferred Stock, the Company will nominate and use its best efforts to cause to be elected one designated representative of Invemed to serve on the Company's Board of Directors. If Invemed does not specify a nominee to the Company within 30 days of the Closing, Invemed shall return to the Company Invemed Warrants to purchase 250,000 shares of Common Stock.

                 6.2      Limitation on Sales by Certain Management.  Dr. Paul
A. Brown (the Company's founder, Chief Executive Officer and Chairman of the Board) hereby agrees that, in the event he proposes to transfer in one transaction or a series of related transactions five percent (5%) of the shares of the Company's Common Stock owned by him (other than sales effected on Nasdaq, through the NASD Bulletin Board, or on a national securities exchange pursuant to Rule 144 under the 1933 Act), Dr. Brown shall permit the Investors to sell the same proportionate number of shares of Common Stock held by the Investors (and/or underlying the Investor Warrants that may then be exercised) as Dr. Brown shall sell for the same consideration and otherwise on the same terms and conditions to be received by Dr. Brown in the proposed sale. Dr. Brown and the Investors acknowledge and agree that simultaneously with the execution hereof, they have duly executed a Sell Along Rights Agreement detailing the parties respective rights and obligations in respect to this matter, as set forth in Exhibit C attached hereto.

                 6.3 Return of Confidential Information. Each Investor shall return to the Company information subject to Section 4.11 of this Agreement upon request by the Company. Such Investor agrees that it will restrict access to the Company's confidential information among its officers, directors, partners, employees, agents and representatives to those persons with a need to use such information.

                 6.4 Reverse Stock Split. The Company hereby agrees that it shall effect a 1-for-15 reverse stock split of its Common Stock no later than the next annual meeting of shareholders of the Company. In no event, however, shall such meeting be held later than May 31, 1996.

                 6.5 No Dividends. The Company hereby agrees that it shall not declare or pay any dividends prior to the redemption of all outstanding 1996 Preferred Stock.

                 6.6 Opinion of Counsel. The Company has delivered, simultaneously with the execution and delivery of this Agreement, the opinion of Bryan Cave LLP, its counsel, in the form attached hereto as Exhibit G. Within a reasonable time after the Closing, but in no event more than 60 days after the date hereof, the Company shall deliver the opinion of Bryan Cave LLP in the form attached hereto as Exhibit H.

                 6.7 Reservation of Common Stock Pursuant to Exercise of Warrants. The Company hereby agrees to at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of permitting exercise of the Warrants, such number of shares of Common Stock as shall from time to time be sufficient to permit the exercise of all Warrants in accordance with the terms of the Warrants.

                 6.8 Relative Equity Interest Represented By the Warrants. In entering into this Agreement, the Investors have relied upon, among other things, the representation and warranty set forth in Section 3.3(ii) hereto concerning the outstanding capital stock of the Company and rights to acquire capital stock of the Company immediately prior to the Closing. In the event it is later determined that the representation and warranty in Section 3.3(ii) hereto is untrue and the sum expressed therein is greater than 75 million, the Company shall notify each Investor within ten days of discovery and prepare, execute and deliver to the Investors, within ten days thereafter, such additional documents and certificates in order to equitably adjust the Warrants for the benefit of the Investors. The adjustment referenced in the preceding sentence shall involve the issuance of additional Warrants and/or the reduction of the exercise price of the Warrants, which adjustment shall be approved in writing by the holders of a majority of the Warrants.

         7.      Survival.

                 7.1 Survival of Provisions. All representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements as of the date hereof and shall survive the execution and delivery of this agreement for a period of five years and six months from the date of this Agreement; provided, however, that the provisions contained in Section 6 hereof shall survive in accordance therewith.

         8.      Miscellaneous.

                 8.1 Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party hereto, except that without the prior written consent of the Company, but after notice duly given, an Investor may assign its rights and delegate its duties hereunder to an Affiliate or to any permitted assignee under Section 4.3, and without the prior written consent of Investor, but after notice duly given, the Company may assign its rights and delegate its duties hereunder to any successor-in-interest corporation in the event of a merger or consolidation of the Company with or into another corporation, or any merger or consolidation of another corporation with or into the Company which results directly or indirectly in an aggregate change in the ownership or control of more than 50% of the voting rights of the equity securities of the Company, or the sale of all or substantially all of the Company's assets. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                 8.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 8.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                 8.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or if sent by telex or telecopier, upon receipt of the correct answer back, or upon deposit with the United States Post Office, by registered or certified mail, or upon deposit with an overnight air courier, in each case postage prepaid and addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                          If to the Company:

                                  HEARx Ltd.
                                  471 Spencer Drive
                                  West Palm Beach, Florida  33409
                                  Attn:  Dr. Paul A. Brown

                                  with a copy to

                                  Bryan Cave LLP
                                  700 13th Street, N.W.
                                  Washington, D.C. 20005
                                  Attn:  LaDawn Naegle, Esq.

                          If to the Investors:

                                  Invemed Associates, Inc.
                                  375 Park Avenue
                                  New York, NY  10152
                                  Attn:  Cristina H. Kepner

                                  with a copy to:

                                  Morgan, Lewis & Bockius LLP
                                  2000 One Logan Square
                                  Philadelphia, PA  19103
                                  Attn:  Alan Singer, Esq.

                 8.5 Finder's Fee. Each party represents that (except for the delivery by the Company of the Invemed Warrants pursuant to this Agreement) it neither is nor will be obligated for any finder's fee or commission in connection with this transaction.

                 8.6 Expenses. The Company shall pay all costs and expenses incurred with respect to the negotiation, execution, delivery and performance of the Agreements, including, without limitation, the fees of Morgan, Lewis & Bockius LLP, counsel to Invemed.

                 8.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least 66 2/3% of the

Securities other than the Invemed Warrants (for this purpose, each share of Preferred Stock shall be deemed to be 1,000 Securities and each share of Common Stock underlying the Investor Warrants shall be deemed to be one Security).
Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company. Notwithstanding the foregoing, the provisions of Section 6.1 hereto shall be amended only with the consent of the Company and Invemed.

                 8.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                 8.9 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, the Registration Rights Agreement and the Sell Along Rights Agreement, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

                 8.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                 8.11 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.


                      *                *                *

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



The Company

                                                   HEARx LTD.


                                                   By:
                                                      --------------------------
                                                   Name:  Paul A. Brown, M.D.
                                                   Title: Chairman of the Board



Invemed                                            INVEMED ASSOCIATES, INC.


                                                   By:
                                                      --------------------------
                                                   Name:
                                                   Title:


The Investors


                                                   -----------------------------
                                                   Michael C. Neus



                                                   -----------------------------
                                                   Michael Erlbaum



                                                   -----------------------------
                                                   Steven Erlbaum

The Investors
                                                   -----------------------------
                                                   Harris Berenholz



                                                   -----------------------------
                                                   Scott Bessent



                                                   -----------------------------
                                                   Arthur M. Blank



                                                   -----------------------------
                                                   Ronald M. Brill



                                                   -----------------------------
                                                   Elliot P. Broidy



                                                   -----------------------------
                                                   Walter E. Burlock



                                                   -----------------------------
                                                   Walter Channing



                                                   -----------------------------
                                                   Stanley Druckenmiller

                                                   -----------------------------
                                                   John A. Ehinger


                                                   -----------------------------
                                                   Marianne Ehinger



                                                   -----------------------------
                                                   Gary Erlbaum



                                                   -----------------------------
                                                   Arminio Fraga



                                                   -----------------------------
                                                   Gary Gladstein



                                                   -----------------------------
                                                   John M. Hennessy



                                                   -----------------------------
                                                   Carlisle Jones



                                                   -----------------------------
                                                   Cristina H. Kepner



                                                   -----------------------------
                                                   Bruce M. Langone

                                                   -----------------------------
                                                   Kenneth G. Langone



                                                   -----------------------------
                                                   Elizabeth Larson



                                                   -----------------------------
                                                   Stephen A. Levin



                                                   -----------------------------
                                                   Bernard Marcus



                                                   -----------------------------
                                                   G. Allen Mebane



                                                   -----------------------------
                                                   Charles J. Murphy



                                                   -----------------------------
                                                   Gabriel Nechamkin



                                                   -----------------------------
                                                   Mark Sonnino

                                                   -----------------------------
                                                   George Soros



                                                   -----------------------------
                                                   Andrew R. Taussig



                                                   -----------------------------
                                                   Susan F. Taussig



                                                   -----------------------------
                                                   Thomas L. Teague



                                                   -----------------------------
                                                   Sean Warren




The undersigned joins in this Agreement
for the purpose of being bound by the
provisions of Section 6.2 hereof.




---------------------------------
          Paul A. Brown

                                                                      SCHEDULE A

                             # of Shares of  # of Class A  # of Class B  # of Invemed
                 Amount      1996 Preferred    Investor      Investor      Warrants
                 ------      --------------    --------      --------      --------
      Name       Invested        Stock         Warrants      Warrants
      ----       --------        -----         --------      --------
Kenneth G.       $1,000,000      1,000         1,818,182      666,667     1,359,150
Langone

Stephen A.          258,000        258           469,092      172,000
Levin

Arthur M. Blank     150,000        150           272,727      100,000

Bernard Marcus      250,000        250           454,546      166,667

Walter Channing      25,000         25            45,454       16,667

Carlisle Jones       50,000         50            90,909       33,333        50,000

Bruce M.            100,000        100           181,818       66,667
Langone

Cristina H.         117,000        117           212,727       78,000       292,500
Kepner

Gary Erlbaum        150,000        150           272,727      100,000

Michael Erlbaum      50,000         50            90,909       33,333

Steven Erlbaum       50,000         50            90,909       33,333

Elliot P.           100,000        100           181,818       66,667
Broidy

John M.              50,000         50            90,909       33,333
Hennessy

Andrew R.            25,000         25            45,454       16,667
Taussig and
Susan F.
Taussig

Charles J.           25,000         25            45,454       16,667
Murphy

John A. Ehinger      25,000         25            45,454       16,667
and Marianne
Ehinger

                             # of Shares of  # of Class A  # of Class B  # of Invemed
                 Amount      1996 Preferred    Investor      Investor      Warrants
                 ------      --------------    --------      --------      --------
      Name       Invested        Stock         Warrants      Warrants
      ----       --------        -----         --------      --------
Ronald M. Brill     25,000          25           45,454        16,667

Harris              50,000          50           90,909        33,333
Berenholz

Scott Bessent       75,000          75          136,364        50,000

Walter E.          200,000         200          363,636       133,333
Burlock

Stan             1,000,000       1,000        1,818,182       666,667
Druckenmiller

Arminio Fraga       50,000          50           90,909        33,333

Gary Gladstein     250,000         250          454,546       166,667

Elizabeth          300,000         300          545,455       200,000
Larson

Gabriel             35,000          35           63,636        23,333
Nechamkin

Mark Sonnino        15,000          15           27,273        10,000

Sean Warren         20,000          20           36,364        13,333

George Soros     1,540,000       1,540        2,800,000     1,026,666

Michael C. Neus     15,000          15           27,273        10,000

Invemed
Associates,                                                                 250,000
Inc.

Thomas L.                                                                    99,450
Teague

G. Allen Mebane                                                             198,900

                                                                    SCHEDULE 3.6


                    INDEBTEDNESS TO BE REPAID BY THE COMPANY
                    WITH A PORTION OF THE OFFERING PROCEEDS

                    Creditor Name                                 Amount of Debt
                    -------------                                 --------------
Minnesota Mining and Manufacturing Company                           $308,000

Siemens Hearings Instruments, Inc. and Rexton, Inc.                   200,000
(in the aggregate)

Dr. Paul Brown                                                        100,000

Bryan Cave LLP                                                        100,000